EXHIBIT 99.2

CONSENT OF OAK RIDGE FINANCIAL SERVICES GROUP, INC.

We hereby consent to the inclusion of our opinion letter, dated May 26, 2011, as Appendix D to, and to the reference thereto under the captions “Summary — Opinion of LecTec’s Financial Advisor,” “Summary — Reasons for the Merger,” “The Merger — Background of the Merger,” “The Merger — LecTec’s Reasons for the Merger; Recommendation of the LecTec Board of Directors” and “The Merger — Opinion of LecTec’s Financial Advisor” in the prospectus and proxy statement of LecTec Corporation (the “Proxy Statement/Prospectus”) relating to the proposed merger transaction involving LecTec Corporation and AxoGen Corporation, which Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of LecTec Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Oak Ridge Financial Service Group, Inc.
OAK RIDGE FINANCIAL SERVICES GROUP, INC.

Minneapolis, Minnesota

July 5, 2011